Exhibit 99.1

Intelligent Bio Solutions Reports Fiscal Third Quarter Revenue Growth of 46% Year-over-Year

Razor-razorblade business model accelerates, with Q3 cartridge revenue up 59% year-over-year, representing 66% of quarterly sales

Nine-month revenue reaches $3.07 million, up 39% year-over-year, building on record first-half performance

Gross profit margin expands to 50.5% in Q3 and 49.3% for the nine months, improving approximately 800 basis points year-over-year for the nine-month period

NEW YORK, May 13, 2026 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced its financial results and operational highlights for the fiscal third quarter and nine months ended March 31, 2026, and provided a business update.

“The third quarter marked another period of strong commercial execution and revenue growth,” said Harry Simeonidis, President and CEO at INBS. “Cartridge revenue increased 59% year-over-year and accounted for 66% of Q3 revenue, confirming that customer utilization patterns align with our recurring revenue, razor-razorblade business model. Nine-month revenue of $3.07 million reflects consistent and compounding growth, and the business is continuing to strengthen ahead of important FDA regulatory milestones and our anticipated entry into the multi-billion-dollar U.S. market.”

“Our results this quarter and over the past nine months demonstrate that we are delivering on our core business fundamentals,” said Spiro Sakiris, CFO at INBS. “Q3 gross margin was over 50%, up from 47% a year ago. This growth was driven by operational efficiencies and increased sales volumes. Our value-driven pricing structure has also remained consistent, as customers recognize the efficiency and cost-effectiveness of our fingerprint drug screening technology compared to traditional methods. Our nine-month marketing investment of $1.77 million has been a direct contributor to our 39% revenue growth and successful capital raising of $14.67 million (net of issuance costs), and we are now seeing improved marketing efficiency in Q3, with the quarter’s spend down 42% year-over-year while commercial momentum continues to accelerate.”

Product Revenue Breakdown

Three Months Ended March 31, 2026 (Q3 Fiscal 2026):

●	Cartridge sales of $703,538, up 59% year-over-year, representing 66% of Q3 revenue

●	Reader sales of $139,407, declined 16% year-over-year, reflecting normal quarterly variability following a strong Q2

●	Other sales of $217,857, up 80% year-over-year, representing 21% of Q3 revenue

●	Total revenue of $1.06 million, up 46% year-over-year

●	Gross profit margin of 50.5%, up from 46.8% in the same period the year prior

●	Cash and cash equivalents of $6.86 million at March 31, 2026, compared to $740,371 at December 31, 2025

Nine Months Ended March 31, 2026:

●	Cartridge sales of $1.86 million, up 46% year-over-year, representing 61% of nine-month revenue

●	Reader sales of $672,839, up 29% year-over-year

●	Other sales of $535,942, up 31% year-over-year

●	Total revenue of $3.07 million, up 39% year-over-year

●	Gross profit margin of 49.3%, up from 41.3% in the same period the year prior

Fiscal Third Quarter and Nine Months Ended March 31, 2026, and Subsequent Highlights

●	Gross margin exceeds 50%: Q3 gross profit margin of 50.47%, up from 46.84% in the prior year period, shows the Company’s ability to scale revenue while improving unit economics.

●	Cartridge revenue up 59% year-over-year: Cartridge sales of $703,538 represented 66% of Q3 revenue, up from 61% a year ago. The installed base built through prior reader placements is now generating strong, recurring consumable demand.

●	Nine-month revenue of $3.07 million: Building on the $2.01 million first-half milestone announced in February 2026, the Company added $1.06 million in revenue in Q3, demonstrating that commercial momentum is sustained and accelerating.

●	Other sales surge 80% year-over-year: The 80% year-over-year growth in Q3 other sales signals a broadening product ecosystem and expanding revenue diversification beyond core hardware and consumables.

●	FDA 510(k) regulatory program advancing: The Company continued to make progress on its planned entry into the multi-billion-dollar U.S. drug screening market, including successfully completing penetration testing with no major vulnerabilities identified, completing a clinical cut-off study, and initiating a validation study for the rapid drug screening cartridge targeting 70% faster results.

●	New manufacturing partnership: The Company successfully manufactured and shipped its first readers under the new partnership, supporting improved margins and production scalability.

●	Bouygues UK partnership: The Company announced a drug-testing rollout with Bouygues UK, part of the global construction group Bouygues Construction, adding a significant new customer in the safety-critical sector.

●	Eighth European patent granted: The Company strengthened its European IP portfolio with its eighth patent grant, further protecting its proprietary fingerprint drug screening technology.

Throughout the fiscal third quarter, INBS’s growing installed base continued to drive recurring consumable demand. Crossing the 50% gross margin threshold for the first time is a significant operational milestone, reflecting the increasing contribution of higher-margin cartridge sales and the efficiencies being realized through the Company’s new manufacturing partnership.

The Company’s strategic investment in marketing over the nine-month period has proven its value, contributing directly to revenue growth and successful capital raising, with Q3 marketing spend down 42% year-over-year as brand awareness and market presence continue to mature. For the nine months ended March 31, 2026, cartridge revenue continued to grow as a proportion of total revenue, with gross margin improvement of approximately 800 basis points year-over-year underscoring the improving unit economics of the business as it scales.

INBS’s proprietary Intelligent Fingerprinting Drug Screening System continues to gain traction across more than 27 countries, serving hundreds of customers in construction, manufacturing, transportation, mining, and other safety-critical industries where non-invasive, rapid drug screening delivers compelling operational value. With a clearly functioning razor-razorblade commercial model, expanding gross margins, record nine-month revenue, and a regulatory pathway progressing toward the multi-billion-dollar U.S. market, management believes the Company is well-positioned to deliver continued growth through the remainder of fiscal 2026. and beyond.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (Nasdaq: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the U.S. include construction, manufacturing and engineering, transport and logistics firms, mining, drug treatment organizations, and coroners.

For more information, visit: https://ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements regarding Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefits from its partnerships and collaborations, secure regulatory clearance or approvals, and timelines to enter the U.S. market, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results may differ materially from those expressed or implied by such statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” and “approximately,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those described in Intelligent Bio Solutions’ public filings with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of the date of this release. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.
info@ibs.inc

Investor & Media Contact

Valter Pinto, Managing Director
KCSA Strategic Communications
PH: (212) 896-1254
INBS@kcsa.com

Financial Tables to Follow

Intelligent Bio Solutions Inc.

Condensed Consolidated Balance Sheets

	As of March 31,	As of June 30,
	2026	2025
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$6,862,204	$1,019,909
Accounts receivable, net	878,357	594,614
Inventories	597,469	635,215
Research and development tax incentive receivable	568,600	734,408
Assets held for sale	-	327,500
Prepaid expenses and other current assets	843,090	826,976
Total current assets	9,749,720	4,138,622
Property and equipment, net	312,276	251,325
Operating lease right-of-use assets	1,801,622	69,520
Intangibles, net	2,999,174	3,790,319
Total assets	$14,862,792	$8,249,786

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,635,719	$4,534,246
Current portion of operating lease liabilities	388,746	84,659
Current employee benefit liabilities	586,637	534,990
Notes payable	-	197,146
Total current liabilities	4,611,102	5,351,041
Employee benefit liabilities, less current portion	40,696	84,921
Operating lease liabilities, less current portion	1,459,678	-
Total liabilities	6,111,476	5,435,962
Commitments and contingencies

Shareholders’ equity
Common stock, $0.01 par value, 100,000,000 shares authorized, 2,001,185 and 2,001,173 shares issued and outstanding, as of March 31, 2026, respectively; 732,338 and 732,326 shares issued and outstanding, as of June 30, 2025, respectively*	20,012	7,323
Treasury stock, at cost, 12 shares as of March 31, 2026 and June 30, 2025, respectively*	(1)	(1)
Additional paid-in capital*	80,497,637	65,849,823
Accumulated deficit	(71,056,373)	(62,533,065)
Accumulated other comprehensive loss	(499,710)	(327,944)
Total consolidated Intelligent Bio Solutions Inc. equity	8,961,565	2,996,136
Non-controlling interest	(210,249)	(182,312)
Total shareholders’ equity	8,751,316	2,813,824
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$14,862,792	$8,249,786

*	Common stock and per share amounts have been retroactively adjusted to reflect a 1-for-10 reverse stock split effected on December 15, 2025, throughout the unaudited condensed consolidated financial statements unless otherwise stated.

Intelligent Bio Solutions Inc.

Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss)*

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Revenue	$1,060,802	$728,867	$3,069,373	$2,208,648
Cost of revenue (exclusive of amortization shown separately below)	(525,421)	(387,499)	(1,555,962)	(1,297,366)
Gross profit	535,381	341,368	1,513,411	911,282

Other income
Government support income	165,695	173,271	431,682	433,039

Operating expenses
Selling, general and administrative expenses	(2,458,605)	(2,414,639)	(7,512,388)	(6,195,490)
Development and regulatory approval expenses	(893,979)	(358,351)	(1,902,261)	(1,814,047)
Depreciation and amortization	(290,393)	(301,978)	(875,667)	(907,577)
Impairment of long-lived assets	(5,200)	-	(294,127)	-
Total operating expenses	(3,648,177)	(3,074,968)	(10,584,443)	(8,917,114)
Loss from operations	(2,947,101)	(2,560,329)	(8,639,350)	(7,572,793)

Other income (expense), net
Interest expense	(4,241)	(7,919)	(7,435)	(21,027)
Realized foreign exchange gain (loss)	32,258	(113)	32,258	(914)
Interest income	49,444	17,687	63,282	92,464
Total other income (expense), net	77,461	9,655	88,105	70,523
Net loss	(2,869,640)	(2,550,674)	(8,551,245)	(7,502,270)
Net loss attributable to non-controlling interest	(6,928)	(7,148)	(27,937)	23,641
Net loss attributable to Intelligent Bio Solutions Inc.	$(2,862,712)	$(2,543,526)	$(8,523,308)	$(7,478,629)

Other comprehensive income (loss)
Foreign currency translation gain (loss)	(233,631)	116,007	(171,766)	189,197
Total other comprehensive income (loss)	(233,631)	116,007	(171,766)	189,197
Comprehensive loss	(3,103,271)	(2,434,667)	(8,723,011)	(7,313,073)
Comprehensive loss attributable to non-controlling interest	(6,928)	(7,148)	(27,937)	(23,641)
Comprehensive loss attributable to Intelligent Bio Solutions Inc.	$(3,096,343)	$(2,427,519)	$(8,695,074)	$(7,289,432)

Net loss per share, basic and diluted*	$(1.80)	$(4.41)	$(7.54)	$(15.92)
Weighted average shares outstanding, basic and diluted*	1,594,496	577,191	1,129,973	469,849

*	Common stock and per share amounts have been retroactively adjusted to reflect a 1-for-10 reverse stock split effected on December 15, 2025, throughout the unaudited condensed consolidated financial statements unless otherwise stated.